BT EQUITY APPRECIATION PORTFOLIO
Rule 10f-3 Transactions

             Trade Date                         10/22/98

               Broker                        Morgan Stanley

               ISSUER                      Conoco, Inc. (COC)

          SHARES PURCHASED                       43,000

            % OF OFFERING                        0.0286%

         SPREAD OR COMMISSION
              PER SHARE                          $0.5877

                PRICE
              PER SHARE                          $23.00

                TOTAL                           $989,000